PHH CORPORATION

                              Officers' Certificate
                             as to Medium-Term Notes
                    Under Indenture Dated as of June 5, 1997


           THE UNDERSIGNED, being the duly elected and qualified Vice

 President, Legal and Assistant Secretary, and the Senior Vice President &

 Treasurer respectively, of PHH Corporation (the "Company"), hereby certify pursuant to Section 301 of the Indenture dated as of June 5, 1997 by and between the Company and the First National Bank of Chicago (the

 "Indenture"), as follows:


           1. The title of the series of Securities to be issued is Medium-Term Notes (the "Notes").

           2. The aggregate initial offering price of Notes which may be authenticated and delivered under the Indenture is up to U.S. $3,000,000,000.

           3. The date or dates on which principal of (and premium, if any on) the Notes shall be payable shall be as specified in one or more Pricing Supplements to the Prospectus Supplement dated March 2, 1998 and Prospectus dated March 2, 1998 forming part of the Company's Registration Statement on Form S-3 (No. 333-45373) (the "Registration Statement").

           4. The Notes shall bear interest as specified in one or more Pricing Supplements and unless otherwise specified in a Pricing Supplement interest shall be payable each February 15 and August 15 and at maturity to the persons in whose names the Notes were registered at the close of business on the January 31 or July 31 next preceding the February 15 or August 15 interest payment date.

           5. Unless otherwise specified in a Pricing Supplement, the Notes will be denominated in U.S. dollars in authorized denominations of $1,000 and any larger amount that is an integral multiple of U.S. $1,000.

           6. The Notes will be issued as Global Notes through the facilities of The Depository Trust Company, as Depositary.


 Dated: March 2, 1998               /s/ Eric J. Bock
                                    _____________________________
                                    Eric J. Bock
                                    Vice President, Legal
                                    & Assistant Secretary


                                    /s/ Terry E. Kridler
                                    ____________________________
                                    Terry E. Kridler
                                    Senior Vice President
                                    & Treasurer